UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

______________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

Bellerophon Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of Adjournment of Special Meeting of Stockholders

Please Vote Today!

Dear Stockholder,

You recently received proxy materials relating to proposals to be voted on by stockholders of Bellerophon Therapeutics, Inc. at a Special Meeting of Stockholders on December 11, 2023. This important notice is to inform you that the Special Meeting has been adjourned until January 10, 2024, at 11 a.m. Eastern Time, unless otherwise further adjourned, postponed, or delayed, to allow stockholders additional time to exercise their voting rights by submitting their voting instructions. The Special Meeting will be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 919 Third Avenue, New York, NY 10022.

For the reasons set forth in the proxy materials previously mailed to you, the Board unanimously recommends that you vote “FOR” the approval of the proposals.

Our records indicate that we have not yet received your vote. Your vote is important regardless of the number of shares you own. Please help us avoid further adjournments, costs, and additional mailings by promptly voting your shares.

We hope that you will have your stock represented by submitting a proxy to vote your shares over the Internet or by telephone as provided in the enclosed voting instruction form, or by completing, signing, dating, and returning your proxy in the enclosed envelope, as soon as possible.

If you need assistance with voting or have questions regarding the Special Meeting, please contact our proxy solicitor, Georgeson LLC, toll-free at 1-800-903-2897.

Thank you for your continued support.

Sincerely,

Peter Fernandes

Chief Executive Officer